Exhibit 24








CONFIRMING STATEMENT



	I hereby confirm that, effective immediately, I have authorized and designated Bradley J. Bell, Robert A. Lonergan, Gail P. Granoff, Dennis O. Wilson and Cathlene M. Britt, to execute and file on my behalf all Forms 3, 4 and 5 (including any amendments to those Forms) that I may be required to file with the U.S. Securities and Exchange Commission as a result of my ownership of or transactions in securities of Rohm and Haas Company. The authority of Bradley J. Bell, Robert A. Lonergan, Gail P. Granoff, Dennis O. Wilson and Cathlene M. Britt under this Statement shall continue until I am no longer required to file Forms 3, 4 and 5 with regard to my ownership of or transactions in securities of Rohm and Haas Company, unless earlier revoked in writing. I acknowledge that neither Bradley J. Bell, Robert A. Lonergan, Gail P. Granoff, Dennis O. Wilson nor Cathlene M. Britt is assuming any of my responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.




						     s/ John C. Haas
							John C. Haas




Date:	August 29, 2002